Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Steve Filton
	Chief Financial Officer	October 27, 2014
610-768-3300

UNIVERSAL HEALTH SERVICES, INC. REPORTS FINANCIAL

RESULTS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2014

Consolidated Results of Operations, As Reported – Three and nine-month periods ended September 30, 2014 and 2013:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $82.8 million, or $.82 per diluted share, during the third quarter of 2014 as compared to $114.6 million, or $1.15 per diluted share, during the comparable quarter of 2013. Net revenues increased 11.1% to $2.02 billion during the third quarter of 2014 as compared to $1.82 billion during the third quarter of 2013.

Reported net income attributable to UHS was $372.5 million, or $3.71 per diluted share, during the first nine months of 2014 as compared to $386.2 million, or $3.89 per diluted share, during the comparable period of 2013. Net revenues increased 8.7% to $5.96 billion during the first nine months of 2014 as compared to $5.48 billion during the comparable period of 2013.

Included in our reported results during the three and nine-month periods ended September 30, 2014 was a pre-tax charge of $44.0 million incurred in connection with a previously disclosed legal settlement (as discussed below) as well as a pre-tax charge of $36.2 million resulting from the costs related to the extinguishment of debt in connection with the previously disclosed financing transactions that occurred during the quarter.

Consolidated Results of Operations, As Adjusted – Three and nine-month periods ended September 30, 2014 and 2013:

For the three-month period ended September 30, 2014, our adjusted net income attributable to UHS, as calculated on the attached Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”), increased approximately 26% to $137.5 million, or $1.36 per diluted share, as compared to $109.5 million, or $1.10 per diluted share, during the third quarter of 2013.

As reflected on the Supplemental Schedule, included in our reported results during the third quarter of 2014 was an aggregate net unfavorable after-tax impact of approximately $54.7 million, or $.54 per diluted share, related to:

•

an after-tax charge of $27.6 million ($44.0 million pre-tax), or $.27 per diluted share, incurred in connection with the previously disclosed $65 million settlement of Garden City Employees’ Retirement System v. Psychiatric Solutions, Inc. (“PSI”), Joey A. Jacobs, Brent Turner and Jack E. Polson. This matter was a shareholder class action lawsuit filed in 2009 against PSI and certain of its former officers alleging their violations of federal securities laws and we assumed the defense and liability of this matter as a result of our acquisition of PSI in 2010. The charge incurred during the third quarter of 2014 is net of approximately $16 million of commercial insurance recoveries that we were entitled to and a previously recorded estimated reserve;

•	an aggregate after-tax charge of $22.7 million ($36.2 million pre-tax), or $.23 per diluted share, recorded in connection with the costs related to extinguishment of debt resulting primarily from the early redemption of our previously outstanding $250 million, 7.00% senior unsecured notes that were scheduled to mature in 2018 and the repayment of $550 million of borrowings pursuant to the terms of our previously outstanding Term Loan B facility which was scheduled to mature in 2016, and;

•	an aggregate net unfavorable after-tax impact of $4.5 million, or $.04 per diluted share, related to the incentive income and depreciation and amortization expense recorded in connection with the implementation of electronic health records (“EHR”) applications at our acute care hospitals.

As reflected on the Supplemental Schedule, included in our reported results during the third quarter of 2013 was a net favorable after-tax impact of approximately $5.1 million, or $.05 per diluted share, related to the incentive income and expenses recorded in connection with the implementation of EHR applications at our acute care hospitals.

For the nine-month period ended September 30, 2014, our adjusted net income attributable to UHS, as calculated on the attached Supplemental Schedule, increased approximately 23% to $429.8 million, or $4.28 per diluted share, as compared to $348.5 million, or $3.51 per diluted share, during the comparable period of 2013.

As reflected on the Supplemental Schedule, included in our reported results during the nine-month period ended September 30, 2014 was: (i) an unfavorable after-tax impact of approximately $27.6 million, or $.27 per diluted share, resulting from the above-mentioned litigation settlement during the third quarter of 2014; (ii) an aggregate unfavorable after-tax impact of approximately $22.7 million, or $.23 per diluted share, resulting from the above-mentioned costs related to extinguishment of debt incurred during the third quarter of 2014; (iii) an aggregate net unfavorable after-tax impact of approximately $13.3 million, or $.13 per diluted share, related to the incentive income and depreciation and amortization expense recorded in connection with the implementation of EHR applications, and; (iv) a favorable after-tax impact of $6.3 million, or $.06 per diluted share, resulting from a gain realized on the sale of a non-operating investment during the first quarter of 2014.

Included in our reported results during the nine-month period ended September 30, 2013 was a net favorable after-tax impact of $37.8 million, or $.38 per diluted share, resulting from a reduction to our professional and general liability self-insurance reserves relating to years prior to 2013, based upon a reserve analysis. During the nine-month period ended September 30, 2013, the pre-tax incentive income of $27.9 million earned in connection with the implementation of EHR applications was essentially offset by EHR-related expenses incurred during the period.

Acute Care Services – Three and nine-month periods ended September 30, 2014 and 2013:

During the third quarter of 2014, at our acute care hospitals owned during both periods (“same facility basis”), adjusted admissions (adjusted for outpatient activity) increased 4.1% and adjusted patient days increased 6.7%, as compared to the third quarter of 2013. Net revenues at these facilities increased 7.9% during the third quarter of 2014 as compared to the comparable quarter of the prior year. At these facilities, net revenue per adjusted admission increased 3.6% while net revenue per adjusted patient day increased 1.0% during the third quarter of 2014 as compared to the comparable quarter of 2013. On a same facility basis, the operating margin at our acute care hospitals increased to 18.3% during the third quarter of 2014 as compared to 14.4% during the third quarter of 2013. We define operating margin as net revenues less salaries, wages and benefits, other operating expenses and supplies expense (excluding the EHR impact, as indicated on the Supplemental Schedule).

During the first nine months of 2014, at our acute care hospitals on a same facility basis, adjusted admissions increased 2.3% and adjusted patient days increased 6.4%, as compared to the comparable period of 2013. Net revenues at these facilities increased 8.4% during the first nine months of 2014 as compared to the comparable period of the prior year. At these facilities, net revenue per adjusted admission increased 5.9% while net revenue per adjusted patient day increased 1.9% during the first nine months of 2014 as compared to the comparable period of 2013. On a same facility basis, the operating margin at our acute care hospitals increased to 19.1% during the first nine months of 2014 as compared to 15.1% during the comparable period of 2013.

We provide care to patients who meet certain financial or economic criteria without charge or at amounts substantially less than our established rates. Because we do not pursue collection of amounts determined to qualify as charity care, they are not reported in net revenues or in accounts receivable, net. Our acute care hospitals provided charity care and uninsured discounts, based on gross charges, amounting to approximately $266 million and $276 million during the three-month periods ended September 30, 2014 and 2013, respectively, and $852 million and $764 million during the nine-month periods ended September 30, 2014 and 2013, respectively. The provision for doubtful accounts at our acute care hospitals decreased to approximately $129 million during the three-month period ended September 30, 2014 as compared to $291 million during the comparable quarter of 2013, and decreased to $460 million during the nine-month period ended September 30, 2014 as compared to $725 million during the comparable period of 2013. During the three and nine-month periods ended September 30, 2014, as compared to the comparable periods of 2013, our acute care hospitals experienced a decrease in the aggregate of charity care, uninsured discounts and provision for doubtful accounts as a percentage of gross charges.

Behavioral Health Care Services – Three and nine-month periods ended September 30, 2014 and 2013:

During the third quarter of 2014, at our behavioral health care facilities on a same facility basis, adjusted admissions increased 5.4% while adjusted patient days increased 2.1% compared to the third quarter of 2013. At these facilities, net revenue per adjusted admission decreased 0.3% while net revenue per adjusted patient day increased 2.9% during the third quarter of 2014 as compared to the comparable quarter in 2013. On a same facility basis, our behavioral health services’ net revenues increased 6.2% during the third quarter of 2014, as compared to the comparable quarter in 2013, and the operating margins were 27.6% and 27.3% during the three-month periods ended September 30, 2014 and 2013, respectively.

During the nine-month period ended September 30, 2014, at our behavioral health care facilities on a same facility basis, adjusted admissions increased 4.0% while adjusted patient days increased 1.4%

compared to the comparable period of 2013. At these facilities, net revenue per adjusted admission remained relatively unchanged while net revenue per adjusted patient day increased 2.5% during the first nine months of 2014 as compared to the comparable period of 2013. On a same facility basis, our behavioral health services’ net revenues increased 5.3% during the first nine months of 2014, as compared to the comparable period of 2013, and the operating margins were 28.0% and 28.2% during the nine-month periods ended September 30, 2014 and 2013, respectively.

Acquisition of Cygnet and Share Repurchase Program:

As previously disclosed, in late September, 2014, we acquired the stock of Cygnet Health Care Limited (“Cygnet”) for a purchase price of approximately $327 million. Through this acquisition, we have added a total of 18 facilities located throughout the United Kingdom including 16 inpatient behavioral health hospitals and 2 nursing homes with a total of 734 beds. The Cygnet facilities generated aggregate revenues of approximately $161 million during the twelve-month period prior to our acquisition.

During the third quarter of 2014, our Board of Directors authorized a stock repurchase program whereby, from time to time as conditions allow, we may spend up to $400 million to purchase shares of our Class B Common Stock on the open market or in negotiated private transactions. In conjunction with this program, during the third quarter of 2014, we repurchased 226,692 shares at an aggregate cost of $25.2 million.

Conference call information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on October 28, 2014. The dial-in number is 1-877-648-7971.

A live broadcast of the conference call will be available on our website at www.uhsinc.com. A replay of the call will be available following the conclusion of the live call and will be available for one full year.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

Universal Health Services, Inc. (“UHS”) is one of the nation’s largest hospital companies operating through its subsidiaries acute care hospitals, behavioral health facilities and ambulatory centers located throughout the United States, the United Kingdom, Puerto Rico and the U.S. Virgin Islands. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT). For additional information on the Company, visit our web site: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2013 and in Item 2-Forward Looking Statements and Risk Factors in our Form 10-Q for the quarterly period ended June 30, 2014), may cause the results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Our acute care hospitals are eligible for Medicare and Medicaid EHR incentive payments upon implementation of the EHR application, once they have demonstrated meaningful use of certified EHR technology for the applicable stage or have completed attestations to their adoption or implementation of certified EHR technology. However, there may be timing differences in the recognition of the incentive income and expenses recorded in connection with the implementation of the EHR application which may cause material period-to-period changes in our future results of operations. Hospitals that do not qualify as a meaningful user of EHR by 2015 are subject to a reduced market basket update to the inpatient prospective payment system standardized amount in 2015 and each subsequent fiscal year. Although we believe that our acute care hospitals will be in compliance with the EHR standards by 2015, there can be no assurance that all of our facilities will be in compliance and therefore not subject to the penalty provision of the HITECH Act.

We believe that operating income, operating margin, adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share and earnings before interest, taxes, depreciation and amortization (“EBITDA”), which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, costs related to extinguishment of debt, gains on sales of assets and businesses, reserves for settlements, legal judgments and lawsuits, impairments of long-lived assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2013 and our Report on Form 10-Q for the quarterly period ended June 30, 2014. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.

Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013

Net revenues before provision for doubtful accounts	$2,175,554	$2,134,740	$6,499,680	$6,294,750
Less: Provision for doubtful accounts	157,796	318,371	541,935	811,774

Net revenues	2,017,758	1,816,369	5,957,745	5,482,976

Operating charges:
Salaries, wages and benefits	953,583	903,212	2,850,868	2,702,842
Other operating expenses	512,794	393,549	1,323,274	1,100,118
Supplies expense	222,708	206,995	662,280	613,981
Depreciation and amortization	93,456	86,971	277,506	248,465
Lease and rental expense	23,860	23,904	70,656	72,651
Electronic health records incentive income	(1,425)	(23,148)	(4,029)	(27,943)
Costs related to extinguishment of debt	36,171	0	36,171	0

	1,841,147	1,591,483	5,216,726	4,710,114

Income from operations	176,611	224,886	741,019	772,862
Interest expense, net	32,133	32,314	102,413	110,488

Income before income taxes	144,478	192,572	638,606	662,374
Provision for income taxes	48,440	69,473	224,102	241,537

Net income	96,038	123,099	414,504	420,837

Less: Income attributable to noncontrolling interests	13,241	8,512	41,958	34,625

Net income attributable to UHS	$82,797	$114,587	$372,546	$386,212

Basic earnings per share attributable to UHS (a)	$0.84	$1.17	$3.77	$3.94

Diluted earnings per share attributable to UHS (a)	$0.82	$1.15	$3.71	$3.89

Universal Health Services, Inc.

Footnotes to Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013

(a) Earnings per share calculation:

Basic and diluted:
Net income attributable to UHS	$82,797	$114,587	$372,546	$386,212
Less: Net income attributable to unvested restricted share grants	(17)	(43)	(164)	(200)

Net income attributable to UHS - basic and diluted	$82,780	$114,544	$372,382	$386,012

Weighted average number of common shares - basic	99,052	98,151	98,832	97,965

Basic earnings per share attributable to UHS:	$0.84	$1.17	$3.77	$3.94

Weighted average number of common shares	99,052	98,151	98,832	97,965
Add: Other share equivalents	1,981	1,436	1,643	1,158

Weighted average number of common shares and equiv. - diluted	101,033	99,587	100,475	99,123

Diluted earnings per share attributable to UHS:	$0.82	$1.15	$3.71	$3.89

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the three months ended September 30, 2014 and 2013

(in thousands, except per share amounts)

(unaudited)

Calculation of “EBITDA”

	Three months ended September 30, 2014		Three months ended September 30, 2013

Net revenues before provision for doubtful accounts	$2,175,554		$2,134,740
Less: Provision for doubtful accounts	157,796		318,371

Net revenues	2,017,758	100.0%	1,816,369	100.0%

Operating charges:
Salaries, wages and benefits	953,583	47.3%	903,212	49.7%
Other operating expenses	512,794	25.4%	393,549	21.7%
Supplies expense	222,708	11.0%	206,995	11.4%
EHR incentive income	(1,425)	-0.1%	(23,148)	-1.3%

	1,687,660	83.6%	1,480,608	81.5%

Operating income/margin (“EBITDAR”)	330,098	16.4%	335,761	18.5%

Lease and rental expense	23,860		23,904
Income attributable to noncontrolling interests	13,241		8,512

Earnings before, depreciation and amortization, costs related to extinguishment of debt, interest expense, and income taxes (“EBITDA”)	292,997	14.5%	303,345	16.7%

Depreciation and amortization	93,456		86,971
Costs related to extinguishment of debt	36,171		0
Interest expense, net	32,133		32,314

Income before income taxes	131,237		184,060

Provision for income taxes	48,440		69,473

Net income attributable to UHS	$82,797		$114,587

Calculation of Adjusted Net Income Attributable to UHS

	Three months ended September 30, 2014		Three months ended September 30, 2013
	Amount	Per Diluted Share	Amount	Per Diluted Share
Calculation of Adjusted Net Income Attributable to UHS - including and excluding EHR impact:
Net income attributable to UHS	$82,797	$0.82	$114,587	$1.15
Plus/minus adjustments:
Litigation settlement, net of income taxes	27,570	0.27	—	—
Costs related to extinguishment of debt, net of income taxes	22,665	0.23	—	—

Subtotal after-tax adjustments to net income attributable to UHS	50,235	0.50	—	—

Adjusted net income attributable to UHS - including Electronic Health Records (“EHR”) impact	$133,032	$1.32	$114,587	$1.15

Plus/minus impact of EHR implementation:
EHR-related incentive income, pre-tax	(1,425)		(23,148)
EHR-related salaries, wages and benefits, pre-tax	—		4,753
EHR-related other operating costs, pre-tax	—		(893)
EHR-related depreciation & amortization, pre-tax	9,312		10,916
EHR-related minority interest in earnings of consolidated entities, pre-tax	(733)		147
Income tax provision on EHR-related items	(2,671)		3,098

After-tax impact of EHR-related items	4,483	0.04	(5,127)	(0.05)

Adjusted net income attributable to UHS	$137,515	$1.36	$109,460	$1.10

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the nine months ended September 30, 2014 and 2013

(in thousands, except per share amounts)

(unaudited)

Calculation of “EBITDA”

	Nine months ended September 30, 2014		Nine months ended September 30, 2013

Net revenues before provision for doubtful accounts	$6,499,680		$6,294,750
Less: Provision for doubtful accounts	541,935		811,774

Net revenues	5,957,745	100.0%	5,482,976	100.0%

Operating charges:
Salaries, wages and benefits	2,850,868	47.9%	2,702,842	49.3%
Other operating expenses	1,323,274	22.2%	1,100,118	20.1%
Supplies expense	662,280	11.1%	613,981	11.2%
EHR incentive income	(4,029)	-0.1%	(27,943)	-0.5%

	4,832,393	81.1%	4,388,998	80.0%

Operating income/margin (“EBITDAR”)	1,125,352	18.9%	1,093,978	20.0%

Lease and rental expense	70,656		72,651
Income attributable to noncontrolling interests	41,958		34,625

Earnings before, depreciation and amortization, costs related to extinguishment of debt, interest expense, and income taxes (“EBITDA”)	1,012,738	17.0%	986,702	18.0%

Depreciation and amortization	277,506		248,465
Costs related to extinguishment of debt	36,171		0
Interest expense, net	102,413		110,488

Income before income taxes	596,648		627,749

Provision for income taxes	224,102		241,537

Net income attributable to UHS	$372,546		$386,212

Calculation of Adjusted Net Income Attributable to UHS

	Nine months ended September 30, 2014		Nine months ended September 30, 2013
	Amount	Per Diluted Share	Amount	Per Diluted Share
Calculation of Adjusted Net Income Attributable to UHS - including and excluding EHR impact:
Net income attributable to UHS	$372,546	$3.71	$386,212	$3.89
Plus/minus adjustments:
Gain on sale of investment, net of income taxes	(6,330)	(0.06)	—	—
Litigation settlement, net of income taxes	27,570	0.27	—	—
Costs related to extinguishment of debt, net of income taxes	22,665	0.23	—	—
Reduction of reserves relating to prior years for professional and general liability self-insured claims, net of income taxes	—	—	(37,826)	(0.38)

Subtotal after-tax adjustments to net income attributable to UHS	43,905	0.44	(37,826)	(0.38)

Adjusted net income attributable to UHS - including Electronic Health Records (“EHR”) impact	$416,451	$4.15	$348,386	$3.51

Plus/minus impact of EHR implementation:
EHR-related incentive income, pre-tax	(4,029)		(27,943)
EHR-related salaries, wages and benefits, pre-tax	0		4,991
EHR-related other operating costs, pre-tax	0		1,125
EHR-related depreciation & amortization, pre-tax	27,912		23,408
EHR-related minority interest in earnings of consolidated entities, pre-tax	(2,571)		(1,378)
Income tax provision on EHR-related items	(7,969)		(76)

After-tax impact of EHR-related items	13,343	0.13	127	—

Adjusted net income attributable to UHS	$429,794	$4.28	$348,513	$3.51

Universal Health Services, Inc.

Consolidated Statements of Comprehensive Income

(in thousands)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013

Net income	$96,038	$123,099	$414,504	$420,837
Other comprehensive income (loss):
Unrealized derivative gains (loss) on cash flow hedges	4,712	3,054	12,922	12,871
Amortization of terminated hedge	(84)	(84)	(252)	(252)
Currency translation adjustment	(2,506)	0	(2,506)	0

Other comprehensive income before tax	2,122	2,970	10,164	12,619
Income tax expense related to items of other comprehensive income	1,620	1,120	4,685	4,758

Total other comprehensive income, net of tax	502	1,850	5,479	7,861

Comprehensive income	96,540	124,949	419,983	428,698
Less: Comprehensive income attributable to noncontrolling interests	13,241	8,512	41,958	34,625

Comprehensive income attributable to UHS	$83,299	$116,437	$378,025	$394,073

Universal Health Services, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$39,711	$17,238
Accounts receivable, net	1,239,478	1,116,961
Supplies	104,390	101,781
Deferred income taxes	95,204	119,903
Other current assets	143,311	76,446

Total current assets	1,622,094	1,432,329

Property and equipment	6,105,090	5,691,902
Less: accumulated depreciation	(2,456,116)	(2,249,733)

	3,648,974	3,442,169

Other assets:
Goodwill	3,296,358	3,049,016
Deferred charges	41,910	57,881
Other	352,256	330,328

	$8,961,592	$8,311,723

Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt	$81,477	$99,312
Accounts payable and accrued liabilities	1,083,987	953,449
Federal and state taxes	0	7,127

Total current liabilities	1,165,464	1,059,888

Other noncurrent liabilities	280,797	284,589
Long-term debt	3,373,341	3,209,762
Deferred income taxes	253,191	239,148

Redeemable noncontrolling interest	231,473	218,107

UHS common stockholders’ equity	3,603,204	3,249,979
Noncontrolling interest	54,122	50,250

Total equity	3,657,326	3,300,229

	$8,961,592	$8,311,723

Universal Health Services, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine months ended September 30,
	2014	2013

Cash Flows from Operating Activities:
Net income	$414,504	$420,837
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	277,506	248,648
Gains on sales of assets and businesses, net of losses	(7,837)	(2,973)
Stock-based compensation expense	22,713	20,072
Write-off of deferred financing costs related to extinguishment of debt	19,730	0
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(98,193)	(99,261)
Accrued interest	6,547	10,376
Accrued and deferred income taxes	(18,392)	5,109
Other working capital accounts	59,613	10,313
Other assets and deferred charges	15,868	13,425
Other	(7,000)	5,792
Accrued insurance expense, net of commercial premiums paid	57,729	(1,406)
Payments made in settlement of self-insurance claims	(53,234)	(55,009)

Net cash provided by operating activities	689,554	575,923

Cash Flows from Investing Activities:
Property and equipment additions, net of disposals	(309,361)	(279,751)
Proceeds received from sale of assets and businesses	15,178	37,118
Cash paid/reserved related to acquisition of property and businesses	(402,405)	(1,320)
Costs incurred for purchase and implementation of electronic health records application	(11,204)	(42,353)

Net cash used in investing activities	(707,792)	(286,306)

Cash Flows from Financing Activities:
Reduction of long-term debt	(842,543)	(234,231)
Additional borrowings	969,800	1,500
Financing costs	(13,413)	0
Repurchase of common shares	(63,292)	(22,186)
Dividends paid	(19,794)	(14,706)
Issuance of common stock	4,907	4,096
Excess income tax benefits related to stock-based compensation	30,242	15,809
Profit distributions to noncontrolling interests	(25,074)	(51,248)

Net cash provided by (used in) financing activities	40,833	(300,966)

Effect of exchange rate changes on cash and cash equivalents	(122)	0
Increase (decrease) in cash and cash equivalents	22,473	(11,349)
Cash and cash equivalents, beginning of period	17,238	23,471

Cash and cash equivalents, end of period	$39,711	$12,122

Supplemental Disclosures of Cash Flow Information:
Interest paid, including early redemption premium and original issue discount write-off in 2014	$98,670	$88,430

Income taxes paid, net of refunds	$212,148	$218,290

Universal Health Services, Inc.

Supplemental Statistical Information

(unaudited)

Same Facility:	% Change quarter ended 9/30/2014	% Change 9 months ended 9/30/2014

Acute Care Hospitals
Revenues	7.9%	8.4%
Adjusted Admissions	4.1%	2.3%
Adjusted Patient Days	6.7%	6.4%
Revenue Per Adjusted Admission	3.6%	5.9%
Revenue Per Adjusted Patient Day	1.0%	1.9%

Behavioral Health Hospitals

Revenues	6.2%	5.3%
Adjusted Admissions	5.4%	4.0%
Adjusted Patient Days	2.1%	1.4%
Revenue Per Adjusted Admission	-0.3%	-0.1%
Revenue Per Adjusted Patient Day	2.9%	2.5%

UHS Consolidated	Third quarter ended		Nine months ended
	9/30/2014	9/30/2013	9/30/2014	9/30/2013

Revenues	$2,017,758	$1,816,369	$5,957,745	$5,482,976
EBITDA (1)	292,997	303,345	1,012,738	986,702
EBITDA Margin (1)	14.5%	16.7%	17.0%	18.0%

Cash Flow From Operations	231,138	185,006	689,554	575,923
Days Sales Outstanding	57	59	57	58
Capital Expenditures	122,575	103,807	309,361	279,751

Debt			3,454,818	3,499,927
UHS’ Shareholders Equity			3,603,204	3,110,778
Debt / Total Capitalization			48.9%	52.9%
Debt / EBITDA (2)			2.59	2.63
Debt / Cash From Operations (2)			3.46	4.17

Acute Care EBITDAR Margin (3)	18.3%	14.4%	19.1%	15.1%
Behavioral Health EBITDAR Margin (3)	27.6%	27.3%	28.0%	28.2%

(1)	Net of Minority Interest
(2)	Latest 4 quarters
(3)	Same facility basis, before Corporate overhead allocation and minority interest.

Universal Health Services, Inc.

Selected Hospital Statistics

For the Three Months ended

September 30, 2014 and 2013

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	09/30/14	09/30/13	% change	09/30/14	09/30/13	% change

Hospitals owned and leased	24	23	4.3%	202	182	11.0%
Average licensed beds	5,769	5,617	2.7%	20,263	19,930	1.7%
Patient days	285,861	272,905	4.7%	1,381,789	1,331,234	3.8%
Average daily census	3,107.2	2,966.3	4.7%	15,019.4	14,469.9	3.8%
Occupancy-licensed beds	53.9%	52.8%	2.0%	74.1%	72.6%	2.1%
Admissions	63,749	61,155	4.2%	108,334	101,183	7.1%
Length of stay	4.5	4.5	0.5%	12.8	13.2	-3.1%

Inpatient revenue	$3,616,647	$3,296,484	9.7%	$1,678,222	$1,567,436	7.1%
Outpatient revenue	2,058,148	1,712,290	20.2%	192,032	179,783	6.8%
Total patient revenue	5,674,795	5,008,774	13.3%	1,870,254	1,747,219	7.0%
Other revenue	84,541	33,912	149.3%	46,539	33,921	37.2%
Gross hospital revenue	5,759,336	5,042,686	14.2%	1,916,793	1,781,140	7.6%

Total deductions	4,592,288	3,852,278	19.2%	911,975	845,786	7.8%

Net hospital revenue before provision for doubtful accounts	1,167,048	1,190,408	-2.0%	1,004,818	935,354	7.4%

Provision for doubtful accounts	128,913	290,875	-55.7%	28,804	27,419	5.1%

Net hospital revenue	$1,038,135	$899,533	15.4%	$976,014	$907,935	7.5%

SAME FACILITY:
	ACUTE (1)			BEHAVIORAL HEALTH (2)
	09/30/14	09/30/13	% change	09/30/14	09/30/13	% change

Hospitals owned and leased	23	23	0.0%	174	174	0.0%
Average licensed beds	5,629	5,617	0.2%	19,651	19,472	0.9%
Patient days	282,118	272,905	3.4%	1,338,361	1,309,960	2.2%
Average daily census	3,066.5	2,966.3	3.4%	14,547.4	14,238.7	2.2%
Occupancy-licensed beds	54.5%	52.8%	3.2%	74.0%	73.1%	1.2%
Admissions	61,634	61,155	0.8%	106,583	101,135	5.4%
Length of stay	4.6	4.5	2.6%	12.6	13.0	-3.1%

(1)	Temecula is excluded in both current and prior years
(2)	Bristol Youth Academy, Community BH, Gulf Coast Treatment Center, John Costigan Ctr, Okaloosa Youth Academy, Palo Verde, The Peaks, Psychiatric Institute of Washington, Sun Coast BH, Fairfax Everett and the UK facilities are excluded in both current and prior years.

Universal Health Services, Inc.

Selected Hospital Statistics

For the Nine Months ended

September 30, 2014 and 2013

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	09/30/14	09/30/13	% change	09/30/14	09/30/13	% change

Hospitals owned and leased	24	23	4.3%	202	182	11.0%
Average licensed beds	5,776	5,617	2.8%	19,991	19,979	0.1%
Patient days	875,717	836,355	4.7%	4,104,323	4,055,171	1.2%
Average daily census	3,207.8	3,063.6	4.7%	15,034.2	14,854.1	1.2%
Occupancy-licensed beds	55.5%	54.5%	1.8%	75.2%	74.3%	1.2%
Admissions	187,587	185,591	1.1%	319,665	304,305	5.0%
Length of stay	4.7	4.5	3.6%	12.8	13.3	-3.7%

Inpatient revenue	$11,217,320	$10,124,908	10.8%	$4,973,633	$4,741,967	4.9%
Outpatient revenue	6,083,715	5,072,065	19.9%	580,627	559,288	3.8%
Total patient revenue	17,301,035	15,196,973	13.8%	5,554,260	5,301,255	4.8%
Other revenue	173,227	95,784	80.9%	135,956	95,908	41.8%
Gross hospital revenue	17,474,262	15,292,757	14.3%	5,690,216	5,397,163	5.4%

Total deductions	13,980,408	11,864,873	17.8%	2,694,348	2,563,604	5.1%

Net hospital revenue before provision for doubtful accounts	3,493,854	3,427,884	1.9%	2,995,868	2,833,559	5.7%

Provision for doubtful accounts	460,319	724,971	-36.5%	82,049	86,610	-5.3%

Net hospital revenue	$3,033,535	$2,702,913	12.2%	$2,913,819	$2,746,949	6.1%

SAME FACILITY:
	ACUTE (1)			BEHAVIORAL HEALTH (2)
	09/30/14	09/30/13	% change	09/30/14	09/30/13	% change

Hospitals owned and leased	23	23	0.0%	174	174	0.0%
Average licensed beds	5,636	5,617	0.3%	19,562	19,406	0.8%
Patient days	866,284	836,355	3.6%	4,019,543	3,962,813	1.4%
Average daily census	3,173.2	3,063.6	3.6%	14,723.6	14,515.8	1.4%
Occupancy-licensed beds	56.3%	54.5%	3.2%	75.3%	74.8%	0.6%
Admissions	184,874	185,591	-0.4%	315,626	303,189	4.1%
Length of stay	4.7	4.5	4.0%	12.7	13.1	-2.6%

(1)	Temecula is excluded in both current and prior years
(2)	Bristol Youth Academy, Community BH, Gulf Coast Treatment Center, John Costigan Ctr, Okaloosa Youth Academy, Palo Verde, The Peaks, Psychiatric Institute of Washington, Sun Coast BH, Fairfax Everett, and the UK facilities are excluded in both current and prior years. Garfield Park is excluded in both current and prior years in January only. Austin Oaks is excluded in both current and prior years January thru May.